INTERCREDITOR AND SETTLEMENT AGREEMENT


     THIS INTERCREDITOR AND SETTLEMENT AGREEMENT ("Agreement"), dated as of June 21, 2002, is by and among LaSalle Business Credit, Inc., individually ("LBCI") and as Agent ("Agent"), all other U.S. Lenders (as defined below), and LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch ("Canadian Lender").

                               W I T N E S S E T H

     WHEREAS, Cantar/Polyair Corporation, a Delaware corporation ("Cantar U.S."), Mabex Universal Corporation, a California corporation ("Mabex"), Performa Corp., an Ohio corporation ("Performa", together with Cantar U.S. and Mabex, each individually a "U.S. Borrower" and collectively, "U.S. Borrowers"), Cantar/Polyair of Illinois, Inc., an Illinois corporation ("Cantar Illinois"), C/P International Corp., Inc., an Illinois corporation ("CPIC"; together with U.S. Borrowers and Cantar Illinois, each individually a "U.S. Company" and, collectively, the "U.S. Companies"), Cantar/Polyair, Inc., an Ontario corporation ("Parent") and Cantar/Polyair Canada Limited, an Ontario corporation ("Cantar Canada"; together with Parent, each individually a "Canadian Company" and collectively, "Canadian Companies"; together with U.S. Companies, each individually a "Company" and collectively, "Companies") have entered into that certain Loan and Security Agreement of even date herewith (the "U.S. Loan Agreement") with LBCI, as agent and the financial institutions from time to time parties thereto as lenders ("U.S. Lenders");

     WHEREAS, Cantar Canada and Canadian Lender (U.S. Lenders and Canadian Lender are referred to collectively as "Lenders" and individually as a "Lender") have entered into a Credit Agreement of even date herewith ("Canadian Credit Agreement");

     WHEREAS, each U.S. Company has guaranteed the obligations of Cantar Canada to Canadian Lender pursuant to that certain Guarantee of even date herewith (the "Canadian Guaranty");

     WHEREAS, Parent has guaranteed the obligations of Cantar Canada to Canadian Lender pursuant to that certain Guarantee of even date herewith (the "Parent Guaranty");

     WHEREAS, each Company has guaranteed the obligations of each U.S. Borrower owing to U.S. Agent and U.S. Lenders pursuant to the U.S. Loan Agreement;

     WHEREAS, pursuant to the Loan Documents (as hereinafter defined), each U.S. Company has granted a security interest in substantially all of its property ("U.S. Collateral") and each Canadian Company has granted a security interest in substantially all of its property ("Canadian Collateral"), in each case, to secure, among other things, (i) the loans and other financial accommodations made to such Company pursuant to the U.S. Loan Agreement or Canadian Credit Agreement, as the case may be, and (ii) the guaranty by such Company of the obligations of each U.S. Borrower and Cantar Canada; and

     WHEREAS, the security interests described in the foregoing recital have been granted to LBCI, as agent for itself, U.S. Lenders and Canadian Lender;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, it is hereby agreed as follows:

1. Definitions.

     Terms defined in the U.S. Loan Agreement and not otherwise defined herein shall have the respective meanings provided in the U.S. Loan Agreement. The following terms, as used herein, have the meanings set forth below:

1.1. "Aggregate Commitment" shall mean the "Aggregate Commitment" (as defined in the Canadian Credit Agreement).

1.2. "Event of Default" shall mean any "Event of Default" as defined in the Canadian Credit Agreement and in the U.S. Loan Agreement.

1.3. "Collateral" shall mean all of the real and personal property of any Company now or hereafter pledged to LBCI, as agent for itself and the Lenders, to secure, either directly or indirectly, repayment of any of the Liabilities.

1.4. "Enforcement Action" shall mean, collectively or individually for one or all of Canadian Lender, Agent and/or any U.S. Lender, to make demand for payment or accelerate the indebtedness of any Company, repossess Collateral or take any action to enforce any of the rights and remedies under the Canadian Credit Agreement, the U.S. Loan Agreement, the Loan Documents, or applicable law.

1.5. "Insolvency Proceeding" shall mean (i) any bankruptcy, reorganization or insolvency proceeding with respect to any Company, (ii) the appointment of a custodian, receiver, receiver and manager, liquidator, assignee, trustee or sequestrator for any Company or any Company's assets, and/or (iii) any assignment by a Company for the benefit of its creditors.

1.6. "Liabilities" shall mean the "Liabilities" as defined in the Canadian Credit Agreement and in the U.S. Loan Agreement and all obligations, liabilities and indebtedness of a Company as debtor-in-possession to Canadian Lender or any U.S. Lender.

1.7. "Liquidation Event" shall mean any of the following: (i) the 360th day after the commencement of an Enforcement Action, (ii) the commencement of an Insolvency Proceeding, (iii) the dissolution, liquidation, winding up and/or cessation of business of any Company not permitted under the Loan Documents or consented to by the Lenders, and (iv) the disposition of substantially all of the Collateral.

1.8. "Loan Documents" shall mean the U.S. Loan Agreement, the Other Agreements, the Canadian Credit Agreement and the "Other Agreements" (as defined in the Canadian Credit Agreement).

1.9. "Original Pro Rata Share" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be, in the case of any U.S. Lender, the sum of the Revolving Loan Commitment, Term Loan A Commitment, Term Loan B Commitment, Term Loan C Commitment, Capital Expenditure Loan Commitment and Acquisition Loan Commitment of such U.S. Lender and, in the case of the Canadian Lender, the Aggregate Commitment of the Canadian Lender at such time, as applicable, and in each case, the denominator of which shall be the sum of the Commitments and the Aggregate Commitment as of such time.

1.10."Pro Rata Share" shall mean at any time, with respect to any Lender, a fraction (expressed as a percentage in no more than nine (9) decimal places), the numerator of which shall be the Liabilities owing to such Lender by U.S. Borrowers and Cantar Canada at such time and the denominator of which shall be Liabilities owing to all Lenders by U.S. Borrowers and Cantar Canada at such time.

2.       Intercreditor Agreement.

2.1. Lien Priorities. Notwithstanding the date, manner or order of perfection of the security interests and liens granted to Agent, and notwithstanding any provisions of the Uniform Commercial Code, the Ontario Personal Property Security Act, or any other applicable law or decision or the U.S. Loan Agreement, the Canadian Credit Agreement or the Loan Documents, or whether either Agent, Canadian Lender or any U.S. Lender holds possession of all or any part of the Collateral, subject to Section 2.2, the rights of Canadian Lender, U.S. Lenders and Agent in the security interests and liens of Agent in the Collateral shall have equal priority.

2.2. Distribution of Proceeds of Collateral. Unless Lenders otherwise agree, all proceeds of Collateral shall be distributed in the following manner:

     (a) Prior to the occurrence of Enforcement Action by Agent, any U.S. Lender or Canadian Lender or the commencement of an Insolvency
          Proceeding:

          (i) all proceeds of U.S. Collateral shall be applied, first, to the Liabilities under the U.S. Loan Agreement in accordance with the terms of the U.S. Loan Agreement until repaid in full and, second, to the Liabilities under the Canadian Credit Agreement in accordance with the terms of the Canadian Credit Agreement;

          (ii) all proceeds of Canadian Collateral shall be applied, first, to the Liabilities under the Canadian Credit Agreement in accordance with the terms of the Canadian Credit Agreement until repaid in full and, second, to the Liabilities under the U.S. Loan
               Agreement  in  accordance   with  the  terms  of  the  U.S.  Loan
               Agreement;

     (b) After the occurrence of Enforcement Action by Agent, any U.S. Lender or Canadian Lender or the commencement of an Insolvency Proceeding, all proceeds of Collateral shall be paid to Agent for application to the Liabilities of each Lender based upon such Lender's Pro Rata Share to be applied against the Liabilities in accordance with the U.S. Loan Agreement or the Canadian Credit Agreement, as applicable.

If any party receives proceeds of Collateral which are payable to another party pursuant to the terms hereof, such party shall hold such proceeds in trust for the other party and promptly turn over such proceeds to the appropriate party.

3. Settlement.

     After the occurrence of a Liquidation Event, if the Liabilities owing to any U.S. Lender have not been paid in full, upon request of such U.S. Lender, Canadian Lender shall irrevocably and unconditionally purchase and receive from such U.S. Lender, without recourse or warranty, an undivided interest and participation in the Liabilities to the extent of the Canadian Lender's Original Pro Rata Share of such unpaid amount of the Liabilities owed to such U.S. Lender. After the occurrence of a Liquidation Event, if the Liabilities owing to the Canadian Lender have not been paid in full, upon request of Canadian Lender, the U.S. Lenders shall irrevocably and unconditionally purchase and receive from the Canadian Lender, without recourse or warranty, an undivided interest and participation in the Liabilities to the extent of such U.S. Lender's Original Pro Rata Share of such unpaid amount of the Liabilities owed to Canadian Lender.

4. Amendments to Canadian Loan Documents.

     Except as required by law, the Canadian Lender shall not enter into any amendment or waiver of any provision of the Canadian Credit Agreement or any of the "Other Agreements" (as defined in the Canadian Credit Agreement), nor consent to any departure by any Company therefrom, unless the same shall be consented to by the Requisite Lenders or, if a corresponding amendment, waiver or consent under the U.S. Loan Agreement or the "Other Documents" (as defined in the U.S. Loan Agreement) would require the consent of all U.S. Lenders, all Lenders.

5. Miscellaneous.

5.1. No Benefit to Third Parties. The terms and provisions of this Agreement shall be for the sole benefit of Canadian Lender, Agent and the U.S. Lenders and their respective successors and assigns, and no other person, firm, entity or corporation shall have any right, benefit, priority or interest under or because of this Agreement.

5.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto, but does not otherwise create, and shall not be construed as creating, any rights enforceable by any Company or any other person not a party to this Agreement.

5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

5.4. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original hereof submissible into evidence and all of which together shall be deemed to be a single instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                    LASALLE BUSINESS CREDIT, INC., individually and as Agent


                    By_________________________________________________________
                    Its________________________________________________________


                    LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK N.V.,
                     CANADA BRANCH


                    By_________________________________________________________
                    Its________________________________________________________

                                 ACKNOWLEDGMENT


To:      LaSalle Business Credit, Inc., as Agent
         LaSalle Business Credit, a division of ABN
           AMRO Bank N.V., Canada Branch


     Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By executing this Agreement, each of the undersigned agrees to be bound by the provisions hereof as they relate to the relative rights of Agent, U.S. Lenders and Canadian Lender as between such parties. Each of the undersigned further agrees that the terms of this Agreement shall not give the undersigned any substantive rights vis-a-vis Agent, Canadian Lender or any U.S. Lender.

     Each of the undersigned consents to the provision of information relating to any of the undersigned between any of the Lenders and between any of the Lenders and Agent.

     If any party shall enforce its rights or remedies in violation of the terms of this Agreement, each of the undersigned agrees that it shall not use such violation as a defense to the Enforcement Action by either party under the Loan Documents nor assert such violation as a counterclaim or basis for set-off or recoupment against any party.

     The undersigned shall not be liable to Agent or any Lender for any breach of this Agreement by any Lender or Agent.

Dated:  June __, 2002

CANTAR/POLYAIR INC.                    CANTAR/POLYAIR CORPORATION


By___________________________________  By______________________________________
Its__________________________________  Its_____________________________________
CANTAR/POLYAIR CANADA LIMITED          CANTAR/POLYAIR OF ILLINOIS, INC.


By___________________________________  By______________________________________
Its__________________________________  Its_____________________________________
C/P INTERNATIONAL CORP., INC.          MABEX UNIVERSAL CORPORATION


By___________________________________  By______________________________________
Its__________________________________  Its_____________________________________
PERFORMA CORP.


By___________________________________
Its__________________________________